Exhibit 10.1
FIRST AMENDMENT
TO
CO-DEVELOPMENT, SUPPLY AND COMMERCIALIZATION AGREEMENT
THIS FIRST AMENDMENT TO CO-DEVELOPMENT, SUPPLY AND COMMERCIALIZATION AGREEMENT (this “Amendment”) is made and entered into as of 29th May, 2021, by and between Ocugen, Inc., with an address at 263 Great Valley Parkway, Malvern, PA 19355, USA (together with its Affiliates, subsidiaries, successors and permitted assigns, “Ocugen”), and Bharat Biotech International Limited, whose registered address is at Genome Valley, Shameerpet, Hyderabad — 500078 Telangana India (together with its Affiliates, subsidiaries , successors and permitted assigns, “BBIL”), and hereby amends that certain Co-Development, Supply and Commercialization Agreement dated as of January 31, 2021 by and between Ocugen and BBIL (the “Agreement”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
W I T N E S S E T H:
WHEREAS, the Parties mutually desire to amend the Agreement as provided herein and incorporate the terms set forth herein into the Agreement.
NOW, THEREFORE, in consideration of the foregoing premises, the Parties agree as follows:
1. Ocugen Territory. As per clause 1.53 of the Agreement, the Ocugen Territory is currently defined solely as the United States. The Parties desire and hereby agree to expand the Ocugen Territory by including Canada therein, subject to the following terms and conditions:
a.As consideration for expanding the Ocugen Territory to include Canada, Ocugen shall pay BBIL: (i) a non-refundable, up-front payment of USD 15 million immediately upon the execution of this Amendment; and (ii) USD 10 million within thirty (30) days after the First Commercial Sale of the Product by Ocugen, its Affiliates or Sublicensees in the Field in Canada.
b.For clarity, neither up-front payment of USD 15 million nor the USD 10 million payment contemplated in paragraph (a)(i) and (ii) above shall not be adjusted nor constitute an Allowable Expense used to calculate Operating Profit or Profit Share under the Agreement.
2. Amendment. Section 1.53 of the Agreement (Definition of Ocugen Territory) is hereby deleted in its entirety and replaced with the following new Section 1.53:
“1.53. “Ocugen Territory” means the United States and Canada.”
3. No Other Modifications. Except as expressly set forth in this Amendment, the Agreement and all provisions thereof in effect as of the date of this Amendment shall continue in full force and effect without any modification or amendment, and the terms of this Amendment shall stand as an integral part of the Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to executed this Amendment as of the date first above written.

OCUGEN, INC.

Signed By:	/s/ Dr. Shankar Musunuri

Name: Dr. Shankar Musunuri

Title: Chairman and CEO

BHARAT BIOTECH INTERNATIONAL LIMITED

Signed By:	/s/ Dr. Krishna Mohan

Name: Dr. Krishna Mohan

Title: Whole-Time Director